Exhibit 99.(h)(6)(viii)

EXECUTION VERSION

AMENDMENT NO. 6

TO

CREDIT AGREEMENT

AMENDMENT NO. 6 (this “Amendment”), dated as of April 20, 2021, to the Credit Agreement, dated as of May 1, 2017, by and among each corporation and each trust listed on Schedule 1 hereto and The Bank of New York Mellon, as amended by Amendment No. 1, dated as of October 3, 2017, Amendment No. 2, dated as of April 24, 2018, Amendment No. 3, dated as of December 26, 2018, Joinder Agreement No. 2, dated as of December 26, 2018, Amendment No. 4, dated as of April 23, 2019, and Amendment No. 5, dated as of April 21, 2020 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

I.          Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II.         Prior to the date hereof, Baillie Gifford China A Shares Fund, a Related Fund of Baillie Gifford Funds, changed its name to “Baillie Gifford China A Shares Growth Fund”.

III.       The Borrowers desire to amend the Credit Agreement, including to (a) add “Baillie Gifford U.S. Discovery Fund” as a Fund under the Credit Agreement (the “New Fund”, and Baillie Gifford Funds, acting on behalf of and for the account of the New Fund, the “New Borrower”) and (b) remove Baillie Gifford Asia Ex Japan Fund (the “Departing Fund”), a Related Fund of Baillie Gifford Funds (acting on behalf of and for the account of the Departing Fund, the “Departing Borrower”), as a Fund under the Credit Agreement, and the Bank has agreed thereto, upon the terms and conditions contained in this Amendment. The Borrowers (other than the Departing Borrower) and the New Borrower are herein collectively referred to as the “Amendment Borrowers”.

AGREEMENTS

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.         Effective on and after the Amendment Effective Date (as defined below), (a) the New Fund is hereby made a “Fund” for all purposes under the Loan Documents, (b) the New Borrower is hereby made a “Borrower” for all purposes under the Loan Documents, (c) the Departing Fund shall cease to be a “Fund” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), and (d) the Departing Borrower shall cease to be a “Borrower” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof).

2.         Each of the following defined terms contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Minimum Adjusted Asset Coverage” means, as of any date with respect to each Borrower (a) in the event such Borrower has Total Net Assets that are less than or equal to $50,000,000, 5.00:1.00, (b) with respect to each Borrower whose Related Fund is any of the Baillie Gifford Emerging Markets Equities Fund, Baillie Gifford China A Shares Growth Fund, or Baillie Gifford Japan Growth Fund, 5.00:1.00, and (c) with respect to each other Borrower, 3.00:1.00.

“Commitment” means, as of any date, the commitment of the Bank hereunder to make Loans to the Borrowers in an aggregate principal amount not exceeding $75,000,000 at any one time outstanding, as such commitment may be reduced from time to time pursuant to Section 2.3.

“Commitment Fee Rate” means (a) during the period from the Effective Date to but excluding the Amendment No. 6 Effective Date, the applicable rate set forth at the relevant time in this Credit Agreement and (b) on and after the Amendment No. 6 Effective Date, 0.25%.

“Scheduled Commitment Termination Date” means April 19, 2022.

3.         Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms thereto in appropriate alphabetical order:

“Amendment No. 6 Effective Date” means the Amendment Effective Date as such term is defined in Amendment No. 6, dated as of April 20, 2021 to this Credit Agreement.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark referenced pursuant to this Credit Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed pursuant to clause (f) of Section 3.5. For the avoidance of doubt, as of the Amendment No. 6 Effective Date the only Available Tenor is one month.

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 3.5.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Bank for the applicable Benchmark Replacement Date:

(1)          the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)          the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)          the sum of: (a) the alternate benchmark rate that has been selected by the Bank and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1) above, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion; provided  further that, notwithstanding anything to the contrary in this Credit Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice,  on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)          for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Bank:

a.           the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such tenor that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

b.          the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such tenor that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2)          for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities;

provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Bank in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Overnight Rate,” the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)          in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)          in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;

(3)          in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Borrowers pursuant to Section 3.5(c); or

(4)          in the case of an Early Opt-in Election, the first (1st) Business Day after the date notice of such Early Opt-in Election is provided to the Borrowers.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)          a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)          a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.5.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is based on LIBOR, the occurrence of the election by the Bank and the Borrower to trigger a fallback from LIBOR.

“Floor” means the benchmark rate floor, if any, provided in this Credit Agreement initially (as of the execution of this Credit Agreement, the modification, amendment or renewal of this Credit Agreement or otherwise) with respect to LIBOR.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR” means the London interbank offered rate for Dollars.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is based on LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not based on LIBOR, the time determined by the Bank in its reasonable discretion.

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m., New York City time, on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means, a notification by the Bank to the Borrowers of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means, the determination by the Bank that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Bank and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.5 that is not Term SOFR.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

4.         Article 1 of the Credit Agreement is hereby amended by adding a new Section 1.5 as follows:

Section 1.5 Interest Rates; LIBOR Notification

The interest rate on Loans is determined by reference to LIBOR, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration Limited (together with any successor thereto, the “IBA”) for purposes of the IBA setting the London interbank offered rate.  As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or deemed an appropriate reference rate upon which to determine the interest rate on Loans.  In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.  Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 3.5(b) and (c) provide the mechanism for determining an alternative rate of interest. The Bank will notify the Borrowers, pursuant to Section 3.5(e), of any change to the reference rate upon which the interest rate on Loans is based. However, the Bank does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.5(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.5(d), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.5, will be similar to, or produce the same value or economic equivalence of, LIBOR or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

5.         Article 3 of the Credit Agreement is hereby amended by adding a new Section 3.5 as follows:

Section 3.5 LIBOR Unavailability; Alternate Rate of Interest

(a)         Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 3.5, if:

(A) the Bank determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the One-month Eurodollar Rate, provided that no Benchmark Transition Event shall have occurred at such time; or

(B)  Dollar deposits for a period of one month are not being offered to banks in the London interbank eurodollar market for the applicable amounts; or

(C)  the Bank determines (which determination shall be conclusive and binding absent manifest error) that the One-month Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making or maintaining the Loan;

then the Bank shall give notice thereof to the Borrowers by telephone, telecopy or electronic mail as promptly as practicable thereafter. Until such relevant notice has been withdrawn by the Bank, the One-month Eurodollar Rate shall not be utilized in determining the Overnight Rate.

(b)         Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers without any amendment to this Credit Agreement or any other Loan Document, or further action or consent of the Borrowers.

(c)         Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Bank has delivered to the Borrowers a Term SOFR Notice. For the avoidance of doubt, the Bank shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(d)         In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.

(e)          The Bank will promptly notify the Borrowers of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent of any other party to this Credit Agreement or any other Loan Document.

(f)          Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Bank may modify the tenor for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the tenor for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)         During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the Overnight Rate shall be equal to the Federal Funds Effective Rate plus 0.50%.

6.         Section 5.2 of the Credit Agreement is hereby amended by adding a new clause (e) immediately after clause (d) as follows:

(e)         In the event such Borrower is a New Borrower (as defined in Amendment No. 6, dated as of April 20, 2021, to this Credit Agreement), the Bank shall have received from an authorized representative of such New Borrower a true, complete and correct copy of its fully effective Offering Document.

7.         Section 9.6 of the Credit Agreement is hereby amended by replacing the last sentence therein with the following: Delivery of an executed counterpart of a signature page of this Credit Agreement or any other Loan Document by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Credit Agreement or any other Loan Document. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Credit Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Borrowers, electronic images of this Credit Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

8.         Schedule 1 of the Credit Agreement is hereby amended and restated in the form of Schedule 1 to this Amendment.

9.         Paragraphs 1 through 8 of this Amendment shall not be effective until the following conditions are satisfied (the date, if any, on which all such conditions shall have first been satisfied being referred to herein as the “Amendment Effective Date”):

(a)          the Bank shall have received from each Amendment Borrower either (i) a counterpart of this Amendment executed by a duly authorized representative of such Amendment Borrower or (ii) written evidence satisfactory to the Bank (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that a duly authorized representative of such Amendment Borrower has executed a counterpart of this Amendment;

(b)         the Bank shall have received a certificate, dated the Amendment Effective Date, from an authorized representative of each Amendment Borrower, in all respects satisfactory to the Bank, (i) certifying as to the incumbency of authorized persons of such Amendment Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by the Board of such Amendment Borrower approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, (iii) in the case of each Amendment Borrower other than the New Borrower, certifying that none of such Amendment Borrower’s Organization Documents have been amended, supplemented or otherwise modified since April 21, 2020 or, if so, attaching true, complete and correct copies of any such amendment, supplement or modification, and (iv) in the case of the New Borrower, attaching a true, complete and correct copy of its certificate of designation (or analogous document), by-laws (or analogous document), and most recent annual and semiannual reports (if any);

(c)          at least five days prior to the Amendment Effective Date, any Amendment Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Amendment Borrower to the Bank;

(d)         the Bank shall have received a duly completed Federal Reserve Form executed and delivered by or on behalf of each Amendment Borrower, in form and substance satisfactory to the Bank;

(e)          the Departing Borrower shall have paid to the Bank all amounts payable (and whether or not due) under the Loan Documents;

(f)          the Bank shall have received such documents and information that the Bank shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(g)         all out-of-pocket costs and expenses of the Bank (including the reasonable fees and disbursements of counsel to the Bank) incurred in connection with the preparation, negotiation, execution and delivery of this Amendment on or prior to the Amendment Effective Date shall have been paid.

10.        Each Amendment Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of such Amendment Borrower’s obligations thereunder and agrees and admits that (i) it has no defense to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b) (1) represents and warrants that, as of the date of execution and delivery hereof by such Amendment Borrower, no Default has occurred and is continuing and (2) the representations and warranties of such Amendment Borrower contained in the Credit Agreement and the other Loan Documents are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

11.        In all other respects, the Loan Documents shall remain in full force and effect, and no amendment in respect of any term or condition of any Loan Document shall be deemed to be an amendment in respect of any other term or condition contained in any Loan Document.

12.        This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Bank to accept electronic signatures in any form or format without its prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Bank and the Borrowers, electronic images of this Amendment (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto. For purposes hereof, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

13.        THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to the Credit Agreement to be executed by its duly authorized representative as of the day and year first above written.

BAILLIE GIFFORD FUNDS

By:	/s/ Lindsay Cockburn
Name:	Lindsay Cockburn
Title:	Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Benjamin Goldberg
Name:	Benjamin Goldberg
Title:	Vice President

Schedule 1

List of Companies, Funds, Administrators, Auditors and Custodians

Company	Fund	Administrator	Auditor	Custodian
Baillie Gifford Funds	Baillie Gifford International Alpha Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford EAFE Plus All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Developed EAFE All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Long Term Global Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Global Alpha Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Emerging Markets Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International All Cap Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford U.S. Equity Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Global Stewardship Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Concentrated Growth Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Multi Asset Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Positive Change Equities Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford International Smaller Companies Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford China A Shares Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford Japan Growth Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon
	Baillie Gifford U.S. Discovery Fund	The Bank of New York Mellon	Cohen & Company	The Bank of New York Mellon